                                                                  EXHIBIT 10.01

                   REVOLVING CREDIT AND SECURITY AGREEMENT


                                   BETWEEN


                           TERRANO CORPORATION, AND
                    DYNAMIC HEALTHCARE TECHNOLOGIES, INC.


                                  "BORROWER"


                                     AND


                     FIRST UNION NATIONAL BANK OF FLORIDA


                                   "LENDER"


                           DATED:  OCTOBER 12, 1994

                               TABLE OF CONTENTS


SECTION                                                              PAGE
1.       DEFINITIONS...............................................    1
         1.1.    Defined Terms.....................................    1
         1.2.    Financial Terms...................................    4

2.       REPRESENTATIONS AND WARRANTIES............................    4
         2.1.    Valid Existence and Power.........................    5
         2.2.    Authority.........................................    5
         2.3.    Financial Condition...............................    5
         2.4.    Litigation........................................    5
         2.5.    Agreements, Etc. .................................    5
         2.6.    Authorizations....................................    5
         2.7.    Title.............................................    6
         2.8.    Collateral........................................    6
         2.9.    Location..........................................    6
         2.10.   Taxes.............................................    6
         2.11.   Withholding Taxes.................................    6
         2.12.   Labor Law Matters.................................    6
         2.13.   Accounts..........................................    6
         2.14.   Use and Location of Collateral....................    7
         2.15.   Judgment Liens....................................    7
         2.16.   Intent and Effect of Transactions.................    7
         2.17.   Subsidiaries......................................    7
         2.18.   Hazardous Materials...............................    7
         2.19.   ERISA.............................................    7
         2.20.   Investment Company Act............................    7
         2.21.   Additional Representations........................    7

3.       THE LOAN..................................................    8
         3.1.    Discretionary Revolving Loan......................    8
         3.2.    Limitations on Advances...........................    8
         3.3.    Notice and Manner of Borrowing....................    9
         3.4.    Calculation of Interest...........................    9
         3.5.    Special Loan Account..............................    9
         3.6.    Debit for Interest and Expenses...................    9
         3.7.    Overdue Amounts...................................    9
         3.8.    Sales Tax.........................................    9


4.       CONDITIONS PRECEDENT TO BORROWING.........................   10
         4.1.    Conditions Precedent to Initial Advance...........   10
         4.2.    Conditions Precedent to Each Advance..............   11

5.       COVENANTS OF THE BORROWER.................................   11
         5.1.    Use of Loan Proceeds..............................   12
         5.2.    Maintenance of Business and Properties............   12



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

SECTION                                                              PAGE
         5.3.    Insurance.........................................   12
         5.4.    Notice of Default.................................   12
         5.5.    Inspections.......................................   12
         5.6.    Financial Information.............................   12
         5.7.    Debt..............................................   13
         5.8.    Liens.............................................   13
         5.9.    Dividends.........................................   13
         5.10.   Merger, Sale, Etc. ...............................   13
         5.11.   Loans and Other Investments.......................   14
         5.12.   Change in Business................................   14
         5.13.   Accounts..........................................   14
         5.14.   Transactions with Affiliates......................   14
         5.15.   No Change in Name, Offices; Removal of
                   Collateral......................................   14
         5.16.   No Sale, Leaseback................................   14
         5.17.   Margin Stock......................................   14
         5.18.   Payment of Taxes, Etc. ...........................   15
         5.19.   Subordination.....................................   15
         5.20.   Compliance; Hazardous Materials...................   15
         5.21.   Subsidiaries......................................   15
         5.22.   Compliance with Assignment Laws...................   15
         5.23.   Further Assurances................................   15
         5.24.   Withholding Taxes.................................   15
         5.25.   Other Covenants...................................   15

6.       DEFAULT...................................................   15
         6.1.    Events of Default.................................   15
         6.2.    Remedies..........................................   17
         6.3.    Receiver..........................................   17

7.       SECURITY AGREEMENT........................................   17
         7.1.    Security Interest.................................   17
         7.2.    Remedies..........................................   18
         7.3.    Power of Attorney.................................   18
         7.4.    Entry.............................................   19
         7.5.    Deposits; Insurance...............................   19
         7.6.    Other Rights......................................   19
         7.7.    Accounts..........................................   19
         7.8.    Tangible Collateral...............................   19
         7.9.    Waiver of Marshalling.............................   19
         7.10.   Waiver of Automatic Stay..........................   19

8.       MISCELLANEOUS.............................................   20
         8.1.    No Waiver, Remedies Cumulative....................   20
         8.2.    Survival of Representations.......................   20
         8.3.    Expenses..........................................   20


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

SECTION                                                              PAGE
         8.4.    Notices...........................................   20
         8.5.    Governing Law.....................................   21
         8.6.    Successors and Assigns............................   21
         8.7.    Counterparts......................................   21
         8.8.    No Usury..........................................   21
         8.9.    Powers............................................   21
         8.10.   Approvals.........................................   21
         8.11    Jurisdiction, Service of Process..................   21
         8.12.   Multiple Borrowers................................   22
         8.13.   Other Provisions..................................   22
         8.14.   WAIVER OF JURY TRIAL..............................   22


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
                    REVOLVING CREDIT AND SECURITY AGREEMENT

THIS AGREEMENT (the "Agreement"), dated as of October 12, 1994, between TERRANO CORPORATION, a Nebraska corporation, ("Terrano") and DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Florida corporation ("Dynamic"), (the "Borrower") and FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association (the "Lender");

                              W I T N E S S E T H:

        WHEREAS, Terrano and its wholly owned subsidiary, Dynamic (hereafter referred to jointly and severally as the "Borrower") have applied to the Lender for a revolving line of credit loan in the principal amount of $4,000,000.00 (the "Loan"), which is evidenced by a Promissory Note and Security Agreement in the same amount of even date herewith made by Borrower in favor of Lender; and

        WHEREAS, the Lender is willing to extend such credit to Borrower on the terms and subject to the conditions set forth in the Note and in this Agreement;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and to induce the Lender to extend credit to the Borrower, the parties agree as follows:

1. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

        1.1.   Defined Terms.

               "Account" shall mean any account or contract receivable of Borrower, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and in addition includes all property included in the definition of "accounts" as used in the Code, together with any guaranties, letters of credit and other security therefor.

                "Account Debtor" shall mean a Person who is obligated under any Account, Chattel Paper, General Intangible or instrument (as instrument is defined in the Code).

                "Advance" shall mean an advance of proceeds of the Revolving Loan to the Borrower pursuant to this Agreement, on any given Advance Date.

                "Advance Date" shall mean the date as of which an Advance is made.

                "Advance Request" shall mean a request for an Advance under the Revolving Loan as identified in Section 3.3 ("Notice and Manner of Borrowing") hereof.

                "Affiliate" of a named Person shall mean (a) any Person owing 5% more of the voting stock or rights of such named Person or of which the named Person owns 5% or more of such voting stock or rights; (b) any Person controlling, controlled by or under common control with such named Person; (c)


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

any officer or director of such named Person or any Affiliates of the named Person; and (d) any family member of the named Person or any Affiliate of such named Person.

        "Borrowing Base" shall have the meaning set forth in Section 3.2 hereof ("Limitations on Advances").

        "Business Day" shall mean a weekday on which commercial banks are open for business in Orlando, Florida.

        "Chattel Paper" shall mean all writing or writings which evidence both a monetary obligation and a security interest in or the lease of specific goods and in addition includes all property included in the definition of "chattel paper" as used in the Code, together with any guaranties, letters of credit and other security therefor.

        "Code" shall mean the Uniform Commercial Code, as in effect in Florida from time to time.

        "Collateral" means all assets of the Borrower, wherever located and whether now owned by Borrower or hereafter acquired, including without limitation the following: (a) all General Intangibles subject to any valid license agreements; (b) all Accounts, Contracts, and Chattel Paper and any other instrument or intangible representing payment for goods or services; (c) all Equipment; (d) all funds in the Special Loan Account or otherwise on deposit with or under the control of the Lender or its agents or correspondents, if any; and (e) all parts, replacements, substitutions, profits, products and cash and non-cash proceeds of any of the foregoing (including insurance proceeds payable by reason of loss or damage thereto) in any form and wherever located. Collateral shall include all written or electronically recorded records relating to any such Collateral and other rights relating thereto.

        "Debt" shall mean all liabilities of Borrower as determined under generally accepted accounting principles and all obligations which Borrower has guaranteed or endorsed or is otherwise secondarily or jointly liable, and shall include, without limitation (a) all obligations for borrowed money or purchased assets, (b) obligations secured by assets whether or not any personal liability exists, (c) the capitalized amount of any capital or finance lease obligations,
(d) the unfunded portion of pension or benefit plans or other similar liabilities, (e) obligations as a general partner, (f) contingent obligations pursuant to guaranties, endorsements, letters of credit and other secondary liabilities, and (g) obligations for deposits.

        "Default Rate" shall mean the highest lawful rate of interest per annum specified in any Note to apply after a default under such Note and the passage of any applicable cure period or, if no such rate is specified, a rate equal to the lesser of (a) five (5) percentage points above the rate on the Loan otherwise in effect from time to time, or (b) the highest rate of interest allowed by law.

        "Eligible Accounts" shall mean all Accounts (valued net of any sales tax included in the invoiced amount, the maximum amount of any discounts or other reductions) of the Borrower payable not more than forty-five (45) days after the date of invoice and as to which the Lender has a first priority perfected security interest subject only to Permitted Liens, excluding (a) Accounts outstanding for ninety-one (91) days or more from the date of invoice; (b) Accounts owing from any Affiliate of the Borrower; (c) Accounts owed by a creditor of the Borrower except the portion of any Accounts owed by a creditor of the Borrower which are not in dispute or subject to any counterclaim, contra-account or offset; (d) Accounts owing by any Account debtor which is insolvent or generally unable to pay its debts as they become due; and (e) Accounts of the type described in Exhibit 1.1B (if any) and other Accounts the validity, collectibility or amount of which is determined in good faith by the Borrower or the Lender to be doubtful.

        "Equipment" shall mean all furniture, fixtures, equipment, motor vehicles, rolling stock and other tangible property of the Borrower of every description, except Inventory and in addition includes all property included in the definition of "equipment" as used in the Code.

        "Event of Default" shall mean any event specified as such in Section 6.1 hereof ("EVENTS OF DEFAULT"), provided that there shall have been satisfied any requirement in connection with such event for the giving of notice or the lapse of time, or both; "Default" or "default" shall mean any of such events, whether or not any such requirement for the giving of notice or the lapse of time or the happening of any further condition, event or act shall have been satisfied.

        "General Intangibles" shall mean all intangible personal property (including choses in action) except Accounts, Chattel Paper and instruments (as defined in the Code), including all contract rights, copyrights, trademarks, trade names, service marks, patents, patent drawings, designs, formulas, rights to a Person's name itself, customer lists, rights to all prepaid expenses, marketing expenses, rights to receive future contracts, fees, commissions and orders relating in any respect to any business of a Borrower, all licenses and permits, all computer programs and other software owned by Borrower (subject to existing license agreements), or which Borrower has the right to use, and all rights for breach of warranty or other claims for funds to which Borrower may be entitled, and in addition includes all property included in the definition of "general intangibles" as used in the Code.

        "Indebtedness" shall mean all obligations now or hereafter owed to the Lender by the Borrower, whether related or unrelated to the Loan, including, without limitation, amounts owed or to be owed under the terms of the Loan Documents, or arising out of the transactions described therein, including, without limitation, sums advanced to pay overdrafts on any account maintained by the Borrower with the Lender, reimbursement obligations for outstanding letters of credit or banker's acceptances issued to the account of the Borrower, or its Subsidiaries, amounts paid by the Lender under letters of credit or drafts accepted by the Lender for the account of the Borrower or its Subsidiaries, together with all interest accruing thereon, all fees, all costs of collection, attorneys' fees and expenses of or advances by the Lender which the Lender pays or incurs in discharge of obligations of the Borrower or to repossess, protect, preserve, store or dispose of any Collateral, whether such amounts are now due or hereafter become due, direct or indirect and whether such amounts due are from time to time reduced or entirely extinguished and thereafter re-incurred.

        "Inventory" shall mean Inventory as defined under the Uniform Commercial Code as enacted in the State of Florida.

        "Lien" (collectively "Liens") shall mean any mortgage, pledge, statutory lien or other lien arising by operation of law, security interest, trust arrangement, financing lease, collateral assignment or other encumbrance, or any segregation of assets or revenues (whether or not constituting a security interest) with respect to any present of future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used.

        "Loan" shall mean the Revolving Loan identified in Section 3.1 hereof ("Revolving Loan").

        "Loan Documents" shall mean this Agreement, any other Security Agreement, any Note, the Advance Requests, UCC-1 financing statements and all other documents and instruments now of hereafter evidencing, describing, or securing the Indebtedness contemplated hereby or delivered in connection herewith, as they may be modified.

        "Maximum Loan Amount" shall mean $4,000,000.00.

        "Note" shall mean the Revolving Note, as defined in Section 3.1 ("Revolving Loan"), and any other promissory note now or hereafter evidencing any Indebtedness, and all modifications, extensions and renewals thereof.

        "Permitted Debt" shall mean (a) the Indebtedness; and (b) any other Debt listed on Exhibit 1.1C hereto (if any) and any extensions, renewals, replacements, modifications and refundings of any such Debt if, and to the extent, permitted by Exhibit 1.1C; and (c) such other Debt as the Lender may consent to in writing from time to time.

        "Permitted Liens or Other Interests" shall mean (a) Liens securing the Indebtedness; (b) Liens for taxes and other statutory Liens, landlord's Liens and similar Liens arising out of operation of law (provided they are subordinate to the Lender's Liens on Collateral) so long as the obligations secured thereby are not past due or are being contested as permitted herein;
(c) Liens described on Exhibit 1.1D hereto (if any), provided, however, that no debt not now secured by such Liens shall become secured by such Liens hereafter and such Liens shall not encumber any other assets; (d) such other Liens as the Lender may consent to in writing from time to time; and (e) any licenses given by Borrower to third parties for the use of any software owned by Borrower.

        "Person" shall mean any natural person, corporation, unincorporated organization, trust, joint stock company, joint venture, association, company, limited or general partnership, any government, or any agency or political subdivision of any government.

        "Prime Rate" shall mean that index rate of interest per annum announced from time to time by the Lender (or its successor) as its "prime rate" or "prime lending rate" (which rate shall not necessarily be the best or lowest rate for any particular type of loan or for loans to any particular class or category of customer). A change in the Prime Rate shall become effective from the beginning of the day on which such change is announced by the Lender.

        "Security Agreement" shall mean this Agreement as it relates to a security interest in the Collateral, and any other mortgage, security agreement or similar instrument now or hereafter executed by the Borrower granting the Lender a security interest in any Collateral to secure the Indebtedness.

        "Special Loan Account" shall mean the demand deposit account established pursuant to Section 3.5 hereof ("Special Loan Account").

        "Subsidiary" shall mean any corporation, partnership or other Person in which the Borrower, directly or indirectly, owns more than fifty percent (50%) of the stock, capital or income interests, or other beneficial interests, or which is effectively controlled by the Borrower.

        1.2. Financial Terms. All financial terms used herein shall have the meanings assigned to them under generally accepted accounting principles unless another meaning shall be specified.

2. REPRESENTATIONS AND WARRANTIES. In order to induce the Lender to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties, all of which shall survive the execution and delivery of the Loan Documents. Unless otherwise specified, such representations and warranties shall be deemed made as of the date hereof and as of the Advance Date of any Advance by the Lender to the Borrower.

        2.1. Valid Existence and Power. The Borrower and each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization is duly qualified or licensed to transact business in all places where the failure to be so qualified would have a material adverse effect on it. The Borrower has the power to make and perform the Loan Documents executed by it and all such instruments will constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject only to bankruptcy and similar laws affecting creditors' rights generally.

        2.2. Authority. The execution, delivery and performance thereof by the Borrower of any Loan Document has been duly authorized by all necessary action of Borrower, and do not and will not violate any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority or agency or any provision of the governing instruments of Borrower, and do not and will not, with the passage of time or the giving of notice, result in a breach of, or constitute a default or require any consent under, or result in the creation of any Lien upon any property or assets of Borrower pursuant to, any law, regulation, instrument or agreement to which Borrower is a party or by which Borrower or its respective properties may be subject, bound or affected.

        2.3. Financial Condition. Other than as disclosed in financial statements delivered on or prior to the date hereof to the Lender, neither the Borrower nor any Subsidiary has any direct or contingent obligations or liabilities (including any guarantees or leases) or any material unrealized or anticipated losses from any commitments of Borrower except as described on
Exhibit 2.3 (if any). The Borrower is not aware of any material adverse fact (other than facts which are generally available to the public and not particular to the Borrower, such as general economic or industry trends) concerning the conditions of future prospects of the Borrower or any Subsidiary which has not been fully disclosed to the Lender, including any material adverse change in the operations or financial condition of the Borrower since the date of the most recent financial statements delivered to the Lender.

        2.4. Litigation. Except as disclosed on Exhibit 2.4 (if any), there are not suits or proceedings pending, or to the knowledge of the Borrower threatened, before any court or by or before any governmental or regulatory authority, commission, bureau of agency or public regulatory body against or affecting the Borrower, the Subsidiary or their assets, which if adversely determined would have a material adverse effect on the financial condition or business of the Borrower or such Subsidiary.

        2.5. Agreements, Etc. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any court order, governmental decree or any charter or other corporate restriction, adversely affecting its business, properties or assets, operations or condition (financial or otherwise) nor is the Borrower in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, or any law, regulation, decree, order or the like.

        2.6. Authorizations. All authorizations, consents, approvals and licenses required under applicable law or regulation for the ownership or operation of the property owned or operated by the Borrower or any Subsidiary or for the conduct of any business in which it is engaged have been duly issued and are in full force and effect, and to the best knowledge and belief of Borrower after diligent inquiry, it is not in default, nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default, under any of the terms or provisions of any part thereof, or under any order or decree, ruling, regulation, closing agreement or other decision or instrument of any governmental commission, bureau or other administrative agency or public regulatory body having jurisdiction over the Borrower, which default would have a material adverse effect on the Borrower. Except as noted herein, no approval, consent or authorization of, or filing or registration with, any governmental commission, bureau or other regulatory authority or agency is required with respect to the execution, delivery or performance of any Loan Document.

        2.7. Title. The Borrower and each Subsidiary has good title to all of the assets shown in its financial statements free and clear of all Liens, except Permitted Liens. The Borrower alone has full ownership rights in all Collateral.

        2.8. Collateral. The security interests granted to the Lender herein and pursuant to any other Security Agreement (a) constitute and, as to subsequently acquired property included in the Collateral covered by the Security Agreement, will constitute, security interests under the Code entitled to all of the rights, benefits and priorities provided by the Code and (b) are, and as to such subsequently acquired Collateral will be fully perfected, superior and prior to the rights of all third persons, now existing or hereafter arising, subject only to Permitted Liens. All of the Collateral is intended for use solely in the Borrower's business.

        2.9. Location. The chief executive office of the Borrower where the Borrower's business records are located is the address for notices in Section
8.4 ("Notices") and the Borrower has no other places of business except as shown on Exhibit 2.9 (if any).

        2.10. Taxes. The Borrower and each Subsidiary has filed all federal and state income and other tax returns which, to the best knowledge of the Borrower, are required to be filed, and have paid all taxes as shown on said returns and all taxes, including ad valorem taxes, shown on all assessments received by it to the extent that such taxes have become due. Neither the Borrower nor any Subsidiary is subject to any federal, state or local tax Liens nor has the Borrower received any notice of deficiency or other official notice to pay any past due taxes. The Borrower and each Subsidiary has paid all sales and excise taxes payable by it.

        2.11. Withholding Taxes. The Borrower and each Subsidiary has paid all withholding, FICA and other payments required by federal, state or local governments with respect to any wages paid to employees.

        2.12. Labor Law Matters. No goods or services have been or will be produced by the Borrower or any Subsidiary in violation of any applicable labor laws or regulations or any collective bargaining agreement or other labor agreements or in violation of any minimum wage, wage-and-hour or other similar laws or regulations.

        2.13. Accounts. Each Account, instrument, Chattel Paper and other writing constituting any portion of the Collateral is (a) genuine and enforceable in accordance with its terms except for such limits thereon arising from bankruptcy and similar laws relating to creditors' rights; (b) not subject to any defense, setoff, claim or counterclaim of a material nature against the Borrower except as to which the Borrower has notified the Lender in writing; and (c) not subject to any other circumstances that would impair the validity, enforceability or amount of such Collateral except as to which the Borrower has notified the Lender in writing. Each Account included in any Advance Request, report or other document as an Eligible Account meets all the requirements of an Eligible Account set forth herein.

        2.14. Use and Location of Collateral. In all material respects, the Collateral is located only, and shall at all times be kept and maintained only, at the Borrower's location or locations as described herein except in the event of Borrower's employees temporarily utilizing Collateral in the installation of software and support of customer contracts. No such Collateral is attached or affixed to any real property so as to be classified as a fixture unless the Lender has otherwise agreed in writing.

        2.15. Judgment Liens. Neither the Borrower nor any Subsidiary, nor any of their assets, are subject to any unpaid judgments (whether or not stayed) or any judgment liens in any jurisdiction.

        2.16. Intent and Effect of Transactions. This Agreement and the transactions contemplated herein (a) are not made or incurred with intent to hinder, delay or defraud any person to whom the Borrower has been, is now, or may hereafter become indebted; (b) do not render the Borrower insolvent nor is the Borrower insolvent on the date of this Agreement; (c) do not leave the Borrower with an unreasonably small capital with which to engage in its business or in any business or transaction in which it intends to engage; and
(d) are not entered into with the intent to incur, or with the belief that the Borrower would incur, debts that would be beyond its ability to pay as such debts mature.

        2.17. Subsidiaries. If the Borrower has any Subsidiaries, they are listed on Exhibit 2.17.

        2.18. Hazardous Materials. The Borrower's property and improvements thereon have not, to the best knowledge of Borrower after diligent inquiry, in the past been used, are not presently being used, and will not in the future be used for, nor does the Borrower or any Subsidiary engage in, the handling, storage, manufacture, disposition, processing, transportation, use or disposal of hazardous or toxic materials.

        2.19. ERISA. The Borrower has furnished to the Lender true and complete copies of the latest annual report required to be filed pursuant to
Section 104 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), with respect to each employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary and covered by Title IV of ERISA (a "Plan"), and no Termination Event (as hereinafter defined) with respect to any Plan has occurred and is continuing. For the purposes of this Agreement, a "Termination Event" shall mean a "reportable event" as defined in
Section 4043(b) of ERISA ("Reportable Event"), or the filing of a notice of intent to terminate under Section 4041 of ERISA. Neither the Borrower nor any Subsidiary has any unfunded liability with respect to any such plan.


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
        2.20. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended.

        2.21. Additional Representations. Any additional representations or warranties set forth on Exhibit 2.21 (if any) hereto are true and correct in all material respects.

3.      THE LOAN

        3.1. Discretionary Revolving Loan. The Lender may in its reasonable discretion lend to the Borrower a total principal amount not to exceed the Maximum Loan Amount (the "Revolving Loan") for working capital to be used in the operation of the Borrower's business. The Revolving Loan shall be evidenced by and payable in accordance with the terms of a promissory note in the face amount of the Maximum Loan Amount (the "Revolving Note"). The Revolving Note shall evidence the outstanding principal balance of the Loan, as it may change from time to time. ADVANCES HEREUNDER ARE DISCRETIONARY WITH THE LENDER AND THE PRINCIPAL BALANCE OF THE REVOLVING LOAN, OR SO MUCH THEREOF AS MAY BE ADVANCED, SHALL BE PAYABLE IN FULL ON DEMAND. Advances under the Revolving Loan shall be subject to the following terms:

                (a) Advances of proceeds of the Revolving Loan shall be limited to the Maximum Loan Amount at any time outstanding;

                (b) Should there occur any overdraft of any deposit account maintained by the Borrower with the Lender, the Lender may, at its option, disburse funds (whether or not in excess of the Maximum Loan Amount) to eliminate such overdraft and such disbursement shall be deemed an Advance of Loan proceeds hereunder entitled to all of the benefits of the Loan Documents. Nothing herein shall be deemed an authorization of or consent to the creation of an overdraft in any account or create any obligations on the part of the Lender;

                (c) All Advances by the Lender to or for the account of the Borrower, whether or not in excess of the Maximum Loan Amount, shall be considered part of the Indebtedness under the Note, shall bear interest as provided in the Note, and shall be entitled to all rights and benefits hereunder and under all other Loan Documents; and

                (d) The Borrower shall not request and the Lender will not be required to consider requests for Advances after April 30, 1996; provided that the Lender may in its discretion extend such date in writing and further provided that the repayment obligations of the Borrower for Advances made by the Lender after such date (as it may be extended) shall be binding on the Borrower or other persons liable for any Indebtedness to the same extent as obligations with respect to Advances made prior to such date.

        3.2. Limitations on Advances. The outstanding balance of the Revolving Loan may increase and decrease from time to time, and Advances thereunder may be repaid and reborrowed, but the total of Advances outstanding at any one time under the Revolving Loan shall never exceed the lesser of:

                (a)  The Maximum Loan Amount; or

                (b) the "Borrowing Base," which shall be a sum equal to 75% of the total amount of Eligible Accounts.

        The Borrower shall immediately pay to the Lender any amount by which the Loan exceeds the Borrowing Base or the Maximum Loan Amount, whichever is less. The Lender may, in its discretion, make, or permit to remain outstanding, Advances to the Borrower in excess of the Borrowing Base and/or the Maximum Loan Amount and all such amounts shall be part of the Loan and Indebtedness, shall bear interest as provided in the Note, shall be payable on demand and shall be entitled to all rights and security provided for herein, the Security Agreement and all other Loan documents.

        3.3 Notice and Manner of Borrowing. Unless another satisfactory procedure for disbursements is agreed upon in writing by the parties, the following procedure will be used for disbursement of proceeds of the Revolving Loan. The Borrower shall deliver an Advance Request to the Lender not later than 12:00 noon, Orlando time, on the Business Day of the proposed Advance Date, in the form attached hereto as Exhibit 3.3, setting forth the amount of the requested Advance, setting forth the Eligible Accounts of the Borrower (together with other components of the Borrowing Base, if any) and a reconciliation from the previous Advance Request (or monthly report), specifying the date (which shall be a Business Day), and the amount of the proposed Advance of proceeds, and providing such other information as the Lender may require. The foregoing notwithstanding, Lender shall accept from Borrower a verbal Advance Request, so long as such request is followed on the same Business Day by an Advance Request in the form attached hereto as Exhibit
3.3 delivered to Lender via telecopier or facsimile and then further followed by a written Advance Request in the form attached hereto as Exhibit 3.3 delivered by hand, U.S. Mail, or overnight delivery within two (2) business days.

        3.4 Calculation of Interest. All interest under the Note or hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed in an interest period (actual/360 method), unless the Lender shall otherwise elect.

        3.5     Special Loan Account.  The Borrower shall establish within six
(6) months from the date hereof and upon written notification by Lender and maintain with the Lender, during the term of the Loan, a demand deposit account (the "Special Loan Account") into which the Borrower shall deposit, as received, all proceeds from the sale of Inventory and collection of Accounts and other Collateral in the form of checks that it receives for payment within two (2) days of receipt, drafts, cash or the like, and all such proceeds shall constitute Collateral. Upon establishment of the Special Loan Account to be set up on six months, the Lender shall debit collected funds from the Special Loan Account and apply the balance thereof against the outstanding balance of the Revolving Note on or after the Business Day following the Business Day of deposit. The Lender may, but shall not be required to, apply to the Loan any amounts represented by uncleared checks, subject to collection. Unless the Lender shall agree to other arrangements, the Borrower shall direct (by instruction on invoices and otherwise) all Account Debtors to make payments to a designated post office box under the control of the Lender, which payments shall be deposited directly into the Special Loan Account. The Borrower shall pay the Lender's reasonable fees and charges in connection with such lock-box arrangement.

        3.6 Debit for Interest and Expenses. The Lender may debit the Special Loan Account and/or make Advances to the Borrower) whether or not in excess of the Maximum Loan Amount and/or the Borrowing Base) and apply such amounts to the payment of interest, fees, expenses and other amounts to which the Lender may be entitled from time to time and the Lender is hereby irrevocably authorized to do so without consent of the Borrower.

        3.7. Overdue Amounts. Any payments not made as and when due shall bear interest from the date due until paid at the Default Rate.

        3.8. Sales Tax. The Borrower shall notify the Lender if any Account includes any sales or other similar tax and the Lender may, but shall not be obligated to, remit any such taxes directly to the taxing authority and make Advances or charge the Special Loan Account therefor. In no event shall the Lender be liable for any such taxes.

4. Conditions Precedent to Borrowing. Prior to any advance of the proceeds of any Loan, the following conditions shall have been satisfied, in the sole reasonable opinion of the Lender and its counsel:

        4.1. Conditions Precedent to Initial Advance. In addition to any other requirement set forth in this Agreement, the Lender will not make the initial Advance under the Revolving Loan unless and until the following conditions shall have been satisfied:

                 (a) Loan Documents. The Borrower and each other party to any Loan Documents, as applicable, shall have executed and delivered this Agreement, the Note, and other required Loan Documents, all in form and substance satisfactory to the Lender.

                 (b) Supporting Documents. The Borrower shall cause to be delivered to the Lender the following documents:

                         (i) A copy of the governing instruments of the Borrower and each Subsidiary, and a good standing certificate of the Borrower and each Subsidiary, certified by the appropriate official of its state of incorporation and the State of Florida, if different;

                         (ii) Incumbency certificate and certified resolutions of the board of directors (or other appropriate Persons) of the Borrower and each other Person executing any Loan Documents authorizing the execution, delivery and performance of the Loan Documents; and

                         (iii) UCC-11 searches and other Lien searches showing
                               no existing security interests in or Liens on the Collateral other than the security interests of the Lender, except Permitted Liens; and

                         (iv) An attorneys opinion from Borrower's Florida counsel confirming the accuracy of those representations of Borrower set forth in Sections 2.1, 2.2, 2.4, 2.5, 2.6 and 2.8 above.

                 (c) Insurance. The Borrower shall have delivered to the Lender satisfactory evidence of insurance meeting the requirements of
         Section 5.3 within forty-five (45) days from the date hereof ("Insurance").

                (d) Perfection of Liens. UCC-1 financing statements and, if applicable, certificates of title covering the Collateral executed by the Borrower shall duly have been recorded or filed in the manner and places required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Agreement and any other Security Agreement; and all taxes, fees and other charges in connection with the execution, delivery and filing of this Agreement, the Security Agreement and the financing statements shall duly have been paid.

                (e) Subordinations. The Lender shall have received subordinations satisfactory to it from (i) all lessors that might have landlord's Liens on any Collateral within thirty (30) days of the date hereof and (ii) all Affiliates as required by Section 5.19 ("Subordination").

                (f) Life Insurance. The original of a life insurance policy in the amount of $2,000,000.00 on each of the lives of Mitchel J. Laskey and David M. Pomerance with an appropriate assignment of all death benefits on or before November 28, 1994.

                (g) Additional Documents. The Borrower shall have delivered to the Lender all additional opinions, documents, certificates and other assurances that the Lender or its counsel may require.

        4.2. Conditions Precedent to Each Advance. The following conditions, in addition to any other requirements set forth in this Agreement, shall have been met or performed by the Advance Date with respect to any Advance Request:

                (a) Advance Request. The Borrower shall have delivered to the bank an Advance Request and other information, as required under in
        Section 3.3 ("Notice and Manner of Borrowing").

                (b) No Default. No default shall have occurred and be continuing or will occur upon the making of the Advance in question and the Borrower shall have delivered to the Lender an officer's certificate to such effect, which may be incorporated in the Advance Request.

                (c) Correctness of Representations. All representations and warranties made by the Borrower herein or subsequently hereto or otherwise in writing in connection herewith or subsequently hereto shall be true and correct with the same effect as though the representations and warranties had been made on and as of the proposed Advance Date except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the schedules or amendments as a result of any disclosures made to Lender by Borrower in writing as of a specific date, and the Borrower shall have delivered to the Lender an officer's certificate to such effect, which may be incorporated in the Advance Request.

                (d) No Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary from such condition as it existed on the date of the most recent financial statements of the Borrower or any Subsidiary delivered prior to date hereof.

                (e) Periodic Report. The Lender shall have received a current monthly Accounts Receivable Report as required by Section 5.6(a) ("Financial Information") sufficient in form and substance to calculate and verify the Borrowing Base.

                (f) Further Assurances. The Borrower shall have delivered such further documentation or assurances as the Lender may reasonably require.

5. Covenants of the Borrower. The Borrower covenants and agrees that from the date hereof and until payment in full of the Indebtedness and the formal termination of this Agreement, unless the Lender shall otherwise consent in writing, the Borrower and each Subsidiary:

        5.1 Use of Loan Proceeds. Shall use the proceeds of the Loan only in Borrower's ordinary course of business or otherwise permitted by the Lender and furnish the Lender all evidence that it may reasonably require with respect to such use.

        5.2 Maintenance of Business and Properties. Shall at all times maintain, preserve and protect all Collateral and all the remainder of its material property used or useful in the conduct of its business, and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all material needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be conducted properly and in accordance with standards generally accepted in businesses of a similar type and size at all times, and maintain and keep in full force and effect all licenses and permits necessary to the proper conduct of its business.

        5.3 Insurance. Shall maintain such liability insurance, workers' compensation insurance, business interruption insurance and casualty insurance as may be required by law, customary and usual for prudent businesses in its industry or as may be reasonably required by the Lender and shall insure and keep insured all Collateral and other properties in good and responsible insurance companies having a rating of A+ or above. However, Lender shall have the right to notify Borrower within thirty (30) days of receipt of the name of an insurance company that such insurance company is not satisfactory to Lender in Lender's reasonable discretion, in which event Borrower shall have thirty (30) days to obtain insurance from another responsible insurance company having a rating of A+ or above. All hazard insurance covering Collateral shall be in amounts and shall contain co-insurance and deductible provisions approved by the Lender, shall name and directly insure the Lender as secured party and loss payee under a long-form New York standard loss payee clause, or its equivalent, and shall not be terminable except upon 30 days' written notice to the Lender.

        5.4 Notice of Default. Shall provide to the Lender immediate notice of (a) the occurrence of a Default, (b) any material litigation or material changes in existing litigation or any judgment against it or its assets, (c) any material damage or loss to property, (d) any notice from taxing authorities as to claimed deficiencies or any tax lien or any notice relating to alleged ERISA violations, (e) any Reportable Event, as defined in ERISA, (f) any rejection, return, offset, dispute, loss or other circumstances having a material adverse effect on any Collateral, and (g) any loss or threatened loss of material licenses or permits.

        5.5 Inspections. Shall permit inspections of the Collateral and the records of the Borrower pertaining thereto, at such times and in such manner as may be reasonably required by the Lender and shall further permit such inspection, review and audits or its other records and its properties (with such reasonable frequency and at such reasonable times as the Lender may desire) by the Lender as the Lender may deem reasonably necessary or reasonably desirable from time to time. The cost of such audits, reviews and inspections shall be borne by the Borrower.

        5.6 Financial Information. Shall maintain books and records in accordance with generally accepted accounting principles and shall furnish to the Lender the following periodic financial information:

                (a) Periodic Borrowing Base Reports. Within fifteen (15) days of the end of each month (or more frequently if required by the Lender), (i) a report listing billed and unbilled Accounts and all Eligible Accounts of the Borrower as of the last Business Day of such month (the "Accounts Receivable Report") which shall include the amount and age of each Account, the name and mailing address of each Account Debtor and such other information as the Lender may require in order to verify the Eligible Accounts, all in reasonable detail and in form acceptable to the Lender.

                (b) Quarterly Reports. Within 60 days after the end of each calendar quarter, an income statement and a balance sheet prepared in accordance with generally accepted accounting principles, of the end of any such quarter and year-to-date, each certified by the chief financial officer or president of the Borrower as being true and accurate;

                (c) Annual Reports. Within 90 days after the end of each fiscal year, an income statement and a reconciliation of surplus statement of the Borrower for such year, and a balance sheet as of the end of such year, prepared in accordance with generally accepted accounting principles, audited without scope limitations (including Management Letter) by certified by independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Lender; and

                (d) No Default Certificates. Together with each report required by Subsection (b) and (c), shall submit a certificate of its president or chief financial officer that, to the best knowledge and belief after diligent inquiry, no Default or Event of Default then exists or if a Default or Event of Default exists, the nature and duration thereof and the Borrower's intention with respect thereto, and in addition, shall cause the Borrower's independent auditors (if applicable) to submit to the Lender, together with its audit report, a statement that, in the course of such audit, it discovered no circumstances which it believes would result in a Default or Event of Default or it if discovered any such circumstances, the nature and duration thereof. If the Borrower has Subsidiaries, the financial statements required above shall be in consolidated and, if required by the Lender, consolidating form for the Borrower and all Subsidiaries required by generally accepted accounting principles to be consolidated for financial reporting purposes. In addition to the financial statements required herein, the Lender reserves the right to reasonably require other or additional financial or other information concerning the Borrower, its Subsidiaries, and/or the Collateral.

        5.7 Debt. Shall not create or permit to exist any Debt in excess of an aggregate of $200,000.00, including any guaranties or other contingent obligations, except Permitted Debt.

        5.8 Liens. Shall not create or permit to exist any Liens on any of the Collateral except Permitted Liens.

        5.9. Dividends. Without obtaining the prior written approval of Lender, which approval shall not be unreasonably withheld, shall not pay or declare any dividends (other than stock dividends) or other distribution or purchase, redeem or otherwise acquire any stock or other equity interests or pay or acquire any debt subordinate to the Indebtedness unless, after giving effect thereto, there shall be no Default hereunder and such payment or acquisition is specifically permitted by Exhibit 5.9 hereto (if any); provided, however, that any Subsidiary may pay dividends to the Borrower or another Subsidiary wholly owned by the Borrower.

        5.10. Merger, Sale, Etc.. Shall maintain its corporate existence, good standing and necessary qualifications to do business and shall not merge or consolidate with any Person or acquire all or substantially all of the assets of, or 50% or more of any class of equity interest of, any Person or sell, lease, assign or otherwise dispose of any Collateral or substantial portion of its other assets (other than sales of obsolete or worn-out equipment and sales of Inventory in the ordinary course of business), or sell or otherwise dispose of stock of any Subsidiary, without obtaining the prior written approval of Lender, which approval shall not be unreasonably withheld.

        5.11. Loans and Other Investments. Shall not make or permit to exist any advances or loans to, or guarantee or become contingently liable, directly or indirectly, in connection with the obligations, leases, stock or dividends of, or own, purchase or make any commitment to purchase any stock, bonds, notes, debentures or other securities of, or any interest in, or make any capital contributions to (all of which are sometimes collectively referred to herein as "Investments") any Person except for (a) purchases of direct obligations of the federal government, (b) deposits in commercial banks, (c) commercial paper of any U.S. corporation having the highest ratings then given by Moody's Inventors Service, Inc. or Standard & Poor's Corporation, (d) existing investments in Subsidiaries, and (e) endorsement of negotiable instruments for collection in the ordinary course of business, without obtaining the prior written approval of Lender, which approval shall not be unreasonably withheld.

        5.12. Change in Business. Shall not enter into any business which is substantially different from the business or businesses in which it is presently engaged.

        5.13. Accounts. (a) Shall not sell, assign or discount any of its Accounts, Chattel Paper or any promissory notes held by it; and (b) shall notify the Lender promptly in writing with any discount, offset or other deductions not shown on the face of an Account invoice and any dispute over an Account other than the discount of an Account invoice in the ordinary course of business for collection, and any information relating to an adverse change in any Account Debtor's financial condition or ability to pay its obligations.

        5.14. Transactions with Affiliates. Shall not directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, in the ordinary course of business or otherwise, any Affiliate (other than a Subsidiary or partnership of which Mitchel J. Laskey is the general partner); provided, however, that any acts or transactions prohibited by this Section may be performed or engaged in, after written notice to the Lender, if upon terms not less favorable to the Borrower or such Subsidiary than if no such relationship existed. Any such Affiliate may be a director, officer, employee of the Borrower or any Subsidiary, subject to the limitations on compensation contained in this section and elsewhere in this Agreement.

        5.15. No Change in Name, Offices; Removal of Collateral. Shall not, unless it shall have given 60 days' advance written notice thereof to the Lender, (a) change its name or the location of its chief executive office or other office where books or records are kept or (b) permit any Inventory or other tangible Collateral to be located at any location other than as specified in Section 2.9. ("Location").

        5.16. No Sale, Leaseback. Shall not enter into any sale-and-leaseback or similar transaction.

        5.17. Margin Stock. Shall not use any proceeds of the Loan to purchase or carry any margin stock (within the meaning of Regulation U of the Board of Governors of Federal Reserve System) or extend credit to others for the purpose of purchasing or carrying any margin stock.

        5.18. Payment of Taxes, Etc.. Shall pay before delinquent all of its debts and taxes except that the Lender shall not unreasonably withhold its consent to nonpayment of taxes being actively contested in accordance with law (provided that the Lender may require bonding or other assurances).

        5.19. Subordination. Shall cause all debt now or hereafter owed to any Affiliate to be subordinated in right of payment and security to the Indebtedness in accordance with subordination agreements satisfactory to the Lender. Notwithstanding the terms hereof, any rights of James A. Terrano or Mitchel J. Laskey arising out of their employment with Borrower, including rights arising under any stock option agreement, are not intended to be subordinate.

        5.20. Compliance; Hazardous Materials. Shall strictly comply with all laws, regulations, ordinances and other legal requirements, specifically including, without limitation, ERISA, all securities laws and all laws relating to hazardous materials and the environment. Unless approved in writing by the Lender, neither the Borrower nor any Subsidiary shall engage in the storage, manufacture, disposition, processing, handling, use or transportation of any hazardous or toxic materials, whether or not in compliance with applicable laws and regulations.

        5.21. Subsidiaries. Shall not acquire, form or dispose of any Subsidiaries or permit any Subsidiary to issue capital stock except to its parent without the prior written consent of Lender, which consent shall not be unreasonably withheld.

        5.22. Compliance with Assignment Laws. Shall if required by the Lender comply with the Federal Assignment of Claims Act and any other applicable law relating to assignment of government contracts.

        5.23. Further Assurances. Shall take such further action and provide to the Lender such further assurances as may be reasonably requested to ensure compliance with the intent of this Agreement and the other Loan Documents.

        5.24. Withholding Taxes. Pay as and when due all employee withholding, FICA and other payments required by federal, state and local governments with respect to wages paid to employees.

        5.25. Other Covenants. Shall comply with such additional covenants as may be set forth in Exhibit 5.26 hereto (if any).

6.      DEFAULT.

        6.1. Events of Default. Each of the following shall constitute a Default, and upon the passage of any applicable cure period shall constitute an Event of Default:

                (a) Any representation or warranty made by the Borrower or any other party to any Loan Document (other than the Lender) herein or therein or in any certificate or report furnished in connection herewith or therewith shall prove to have been untrue or incorrect in any material respect when made; or

                (b) There shall occur any default by the Borrower in the payment, when due, of any principal of or interest on the Note, any amounts due hereunder or any other Loan Document or any other Indebtedness (not cured within any grace period provided in such Note or in the document or instrument evidencing such Indebtedness); or

                (c) There shall occur any default by the Borrower or any other party to any Loan Document (other than the Lender) in the performance of any agreement, covenant or obligation contained in this Agreement or such Loan Document not provided for elsewhere in this
        Section 6 and such default is not cured within any grace period provided in this Agreement or such other Loan Document; or

                (d) Any other obligation now or hereafter owed by the Borrower or any Subsidiary to the Lender shall be in default and not cured within any period of grace provided therein or Borrower shall be in default under any obligation in excess of $25,000 owed to any other obligee and is not diligently pursuing in good faith a defense to such default, which default entitles the obligee to accelerate any such obligations or exercise other remedies with respect thereto; or

                (e) The Borrower or any Subsidiary shall (i) voluntarily liquidate or terminate operations or apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Borrower or of all or of a substantial part of its assets, (ii) admit in writing its inability, or be generally unable, to pay its debts as the debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the federal Bankruptcy Code (as now or hereafter in effect),
        (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or (vii) take any corporate action for the purpose of effecting any of the foregoing; or

                (f) Without its application, approval or consent, a proceeding shall be commenced, in any court of competent jurisdiction, seeking in respect of the Borrower any remedy under the federal Bankruptcy Code, the liquidation, reorganization, dissolution, winding-up, or composition or readjustment of debt, the appointment of a trustee, receiver, liquidator or the like of the Borrower, or of all or any substantial part of the assets of the Borrower, or other like relief under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or

                (g) Any security interest or Lien of the Lender hereunder or under any other Security Agreement shall not constitute a perfected security interest of first priority in the Collateral thereby encumbered, subject only to Permitted Liens; or

                (h) There shall occur any material loss, theft, damage or destruction of any the Collateral, which loss is not fully insured; or

                (i) A judgment in excess of $25,000 shall be rendered against the Borrower or any Subsidiary and shall remain undischarged, undismissed and unstayed for more than ten days (except judgments validly covered by insurance with a deductible of not more than $10,000) or there shall occur any levy upon, or attachment, garnishment or other seizure of, any material portion of the Collateral or other assets of the Borrower or any Subsidiary by reason of the issuance of any tax levy, judicial attachment or garnishment or levy of execution; or

                (j) The Borrower or any Subsidiary shall fail to pay, on demand, any returned or dishonored draft, check, or other item which has been deposited to the Special Loan Account or otherwise presented to the Lender and for which the Borrower has received provisional credit; or

                (k)     The Lender, in good faith,  shall deem itself insecure.

                (l) Any change in the status in the Borrower's corporate organization, or any material change in the operational responsibilities of Mitchel J. Laskey or David M. Pomerance (the "Key Management Personnel"). Borrower acknowledges that in making this Loan, the Lender has relied upon the recognized expertise and historically proven management abilities of the Key Management Personnel, as well as on the relationship of trust and confidence which the Key Management Personnel have engendered with the Lender in their past dealings. Borrower agrees that it will promptly notify Lender of any change in the status of the Key Management Personnel in the Borrower's corporate organization (i.e. officers, directors, Chief Operating Officers, etc.), and of any material change in the operational responsibilities of either of the Key Management Personnel.

        6.2. Remedies. If any Default shall occur, the Lender may, without notice to the Borrower, at its option, withhold further Advances to the Borrower of proceeds of the Loans. Should (a) any Event of Default under Sections 6.1(a), (c), (d), (e), (f), (g), (h), (i), (j), (k), or (l) occur and not be cured within thirty (30) days following delivery of written notice thereof by the Lender to the Borrower (which notice shall be complete upon hand or overnight delivery or upon facsimile delivery or mailing by certified mail, return receipt requested) or (b) any other Event of Default under Section 6.1(b) and not be cured within ten (10) days following delivery of written notice thereof by the Lender to the Borrower (which notice shall be complete upon hand or overnight delivery or upon facsimile delivery or mailing by certified mail, return receipt requested) occur, the Lender may declare any or all Indebtedness to be immediately due and payable (if not earlier demanded), bring suit against the Borrower to collect the Indebtedness, exercise any remedy available to the Lender hereunder and take any action or exercise any remedy provided herein or in any other Loan Document or under applicable law. No remedy shall be exclusive of other remedies or impair the right of the Lender to exercise any other remedies.

THE FOREGOING EVENTS OF DEFAULT NOTWITHSTANDING, NOTHING HEREIN SHALL BE DEEMED TO LIMIT, RESTRICT, IMPAIR OR DIMINISH THE ABSOLUTE RIGHT OF THE LENDER TO DEMAND PAYMENT OF THE REVOLVING LOAN IN FULL, AT ANY TIME,

WITHOUT CAUSE, AND TO EXERCISE ITS DISCRETION TO REFRAIN FROM ADDITIONAL ADVANCES AT ANY TIME WITHOUT CAUSE.

        6.3. Receiver. In addition to any other remedy available to it, the Lender shall have the absolute right, upon the occurrence of an Event of Default, to seek and obtain the appointment of a receiver to take possession of and operate and/or dispose of the business and assets of the Borrower and any costs and expenses incurred by the Lender in connection with such receivership shall bear interest at the Default Rate and shall be secured by all Collateral.

7.      SECURITY AGREEMENT.

        7.1.    Security Interest.

                (a) As security for the payment and performance of any and all of the Indebtedness and the performance of all other obligations and covenants of the Borrower hereunder and under the other Loan Documents, certain or contingent, now existing or hereafter arising, which are now, or may at any time or times hereafter by owing by the Borrower to the Lender, the Borrower hereby pledges to the Lender and gives the Lender a continuing security interest in and general Lien upon and right of set-off against, all right, title and interest of the Borrower in and to the Collateral, whether now owned or hereafter acquired by the Borrower.

                (b) Except as herein or by applicable law otherwise expressly provided, the Lender shall not be obligated to exercise any degree of care in connection with any Collateral in its possession, to take any steps necessary to preserve any rights in any of the Collateral or to preserve any rights therein against prior parties, and the Borrower agrees to take such steps. In any case the Lender shall be deemed to have exercised reasonable care if it shall have taken such steps for the care and preservation of the Collateral or rights therein as the Borrower may have reasonably requested the Lender to take and the Lender's omission to take any action not requested by the Borrower shall not be deemed a failure to exercise reasonable care. No segregation or specific allocation by the Lender of specified items of Collateral against any liability of the Borrower shall waive or affect any security interest in or Lien against other items of Collateral or any of the Lender's options, powers or rights under this Agreement or otherwise arising.

                (c) The Lender may at any time and from time to time, with or without notice to the Borrower, (i) transfer into the name of the Lender or the name of the Lender's nominee any of the Collateral, (ii) notify any Account Debtor or other obligor of any Collateral to make payment thereon direct to the Lender of any amounts due or to become due thereon and (iii) receive and after a default direct the disposition of any proceeds of any Collateral.

        7.2.    Remedies.

                (a) If an Event of Default shall have occurred and be continuing, without waiving any of its other rights hereunder or under any other Loan Documents, the Lender shall have all rights and remedies of a secured party under the Code (and the Uniform Commercial Code of any other applicable jurisdiction) and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. If requested by the Lender, the Borrower will promptly assemble the Collateral and make it available to the Lender at a place to be designated by the Lender. The Borrower agrees that any notice by the Lender of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to the Borrower if the notice is mailed to the Borrower by regular or certified mail, postage prepaid, at least five days before the action to be taken. The Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.


                (b) If an Event of Default shall have occurred and be continuing, the Lender may demand, collect and sue for all amounts owed pursuant to Accounts, General Intangibles, Chattel paper or for proceeds of any Collateral (either in the Borrower's name or the Lender's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts. The Borrower appoints the Lender as the Borrower's attorney-in-fact to endorse the Borrower's name on all checks, commercial paper and other instruments pertaining to Collateral or proceeds.

        7.3 Power of Attorney. The Borrower authorizes the Lender at the Borrower's expense to file any financing statements relating to the Collateral (without the Borrower's signature thereon) which the Lender deems appropriate. The Borrower irrevocably appoints the Lender as its attorney-in-fact to execute any such financing statements in the Borrower's name and to perform all other acts which the Lender deems appropriate to perfect and to continue perfection of the security interest of the Lender. Only upon the occurrence of an Event of Default and so long as the indebtedness represented by the Note is outstanding, the Borrower hereby appoints the Lender as the Borrower's attorney-in-fact to endorse, present and collect on behalf of the Borrower and in the Borrower's name any draft, checks or other documents necessary or desirable to collect any amounts which the Borrower may be owed.

        7.4 Entry. The Borrower hereby irrevocably consents to any act by the Lender or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) if an Event of Default shall have occurred and be continuing, taking possession of the Collateral and the Borrower hereby waives its right to assets against the Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

        7.5 Deposits; Insurance. Upon the occurrence and continuance of an Event of Default, the Borrower authorizes the Lender to collect and apply against the Indebtedness when due any cash or deposit accounts in its possession, and any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and irrevocably appoints the Lender as its attorney-in-fact to endorse any check or draft or take other action necessary to obtain such funds.

        7.6 Other Rights. The Borrower authorizes the Lender without affecting the Borrower's obligations hereunder or under any other Loan Document from time to time (i) to take from any party and hold additional Collateral or guaranties for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (ii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and the enforcement of any endorsements, guaranties, letters of credit or other security relating to the Indebtedness or any part thereof as the Lender in its sole discretion may determine.

        7.7. Accounts. After any Event of Default shall have occurred, the Lender may notify any Account Debtor of the Lender's security interest and may direct such Account Debtor to make payment directly to the Lender for application against the Indebtedness. Any such payments received by or on behalf of the Borrower at any time, whether before or after default, shall be the property of the Lender, shall be held in trust for the Lender and not commingled with any other assets of the Borrower (except to the extent they may be commingled with other assets of the Borrower in an account with the Lender) and shall be immediately delivered to the Lender in the form received. The Lender shall have the right to apply any proceeds of Collateral to such of the Indebtedness as it may determine.

        7.8. Tangible Collateral. Except as otherwise provided herein or agreed to in writing by the Lender, no Inventory or other tangible collateral shall be commingled with, or become an accession to or part of, any property of any other Person so long as such property is Collateral. Upon the occurrence of any Event of Default, the Borrower shall, upon the request of the Lender, promptly assemble all tangible Collateral for delivery to the Lender or its agents. No tangible Collateral shall be allowed to become a fixture unless the Lender shall have given its prior written authorization.

        7.9. Waiver of Marshalling. The Borrower hereby waives any right it may have to require marshalling of its assets.

        7.10. Waiver of Automatic Stay. The Borrower hereby waives the application of the automatic stay of enforcement provided in Section 362 of the United States Bankruptcy Code and agrees that the Lender may proceed with enforcement and collection notwithstanding the filing of a petition in bankruptcy.

8.      MISCELLANEOUS.

        8.1. No Waiver, Remedies Cumulative. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and are in addition to any other remedies provided by law, any Loan Document, or otherwise.

        8.2. Survival of Representations. All representations and warranties made herein shall survive the making of the Loans hereunder and the delivery of the Notes, and shall continue in full force and effect so long as any Indebtedness is outstanding, there exists any commitment by the Lender to the Borrower, and until this Agreement is formally terminated in writing.

        8.3. Expenses. Whether or not the Loans herein provided for shall be made, the Borrower shall pay all reasonable costs and expenses in connection with the preparation, execution, delivery, amendment and enforcement of this Agreement and any Loan Document, including the reasonable fees and disbursements of counsel for the Lender in connection therewith, whether suit be brought or not and whether incurred at trial or on appeal, and all costs of repossession, storage, disposition, protection and collection of Collateral.
If the Borrower should fail to pay any tax or other amount required by this Agreement to be paid or which may be reasonably necessary to protect or preserve any Collateral or the Borrower's or Lender's interest therein, the Lender may make such payment and the amount thereof shall be payable on demand, shall bear interest at the Default Rate from the date of demand until paid and shall be deemed to be Indebtedness entitled to the benefit and security of the Loan Documents.

        In addition, the Borrower agrees to pay and save the Lender harmless against any liability for payment of any state documentary stamp taxes, intangible taxes or similar taxes (including interest or penalties, if any) which may now or hereafter be determined to be payable in respect to the execution, delivery or recording of any Loan Document or the making of any Advance, whether originally thought to be due or not, and regardless of any mistake of fact or law on the part of the Lender or the Borrower with respect to the applicability of such tax. The provisions of this section shall survive payment in full of the Loans and termination of this Agreement.

        8.4 Notices. Any notice or other communication hereunder to any party hereto shall be by hand delivery, overnight delivery, facsimile, telegram, telex or registered or certified mail and unless otherwise provided herein shall be deemed to have been given or made when delivered, telegraphed, telexed, faxed or deposited in the mails, postage prepaid, addressed to the party at its address specified below (or at any other address that the party may hereafter specify to the other parties in writing):

        The Lender:        First Union National Bank of Florida
                           20 North Orange Avenue, Suite 307
                           Orlando, FL  32801
                           Attention: Thomas M. Sawyer, Vice-President

      The Borrower:        Terrano Corporation, and
                           Dynamic Healthcare Technologies, Inc.
                           195 Wekiva Springs Road, Suite 324
                           Longwood, Florida 32779
                           Attention:  Mitchel J. Laskey, President
               and
                           Richard Bernstein, Esquire
                           Cohen, Berke, Bernstein, Brodie, Kondell & Laszlo
                           2601 South Bayshore Drive, 19th Floor
                           Coconut Grove, Florida 33133

        8.5 Governing Law. This Agreement and the Loan Documents shall be deemed contracts made under the laws of the State of Florida and shall be governed by and construed in accordance with the laws of said state except insofar as the laws of another jurisdiction may govern the perfection, priority and enforcement of security interests in Collateral located in another jurisdiction.

        8.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Lender, and their respective successors and assigns; provided, that the Borrower may not assign any of its right hereunder without the prior written consent of the Lender, and any such assignment made without such consent will be void.

        8.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

        8.8 No Usury. Notwithstanding anything contained in this Agreement, the Note, or in any other Loan Document to the contrary, in no event will interest or other charges deemed to be interest be chargeable against the Borrower if such amount (combined with any other amounts considered to be in the nature of interest) would exceed the maximum amount permitted by law from time to time while any of the Indebtedness is outstanding, and in the event any amount in excess of the lawful maximum is charged or collected by the Lender or paid by the Borrower, the Borrower shall be entitled to the reimbursement of such excess together with interest thereon at the highest lawful rate at the time of such overcharge.

        8.9. Powers. All powers of attorney granted to the Lender are coupled with an interest and are irrevocable only so long as the indebtedness represented by the Note remains outstanding.

        8.10. Approvals. If this Agreement calls for the approval or consent of the Lender, such approval or consent may be given or withheld in the discretion of the Lender unless otherwise specified herein.

        8.11.   Jurisdiction, Service of Process.

                (a) Any suit, action or proceeding against the Borrower with respect to this Agreement, the Collateral or any Loan Document or any judgment entered by any court in respect thereof may be brought in the courts of Orange County, Florida or in the U.S. District court for the Middle District, as the Lender (in its sole discretion) may elect, and the Borrower hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. Service of process in any such case may be had against the Borrower by delivery in accordance with the notice provisions herein or as otherwise permitted by law, and the Borrower agrees that such service shall be valid in all respects for establishing personal jurisdiction over it.

                (b) In addition, the Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Loan Documents, the Collateral or any judgment entered by any court in respect thereof brought in Orange County, Florida or the U.S. District Court for the Middle District of Florida, as selected by the Lender, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Orange County, Florida or in such District Court has been brought in an inconvenient forum.

        8.12. Multiple Borrowers. If more than one Person is named herein as the Borrower, all obligations, representations and covenants herein and in other Loan Documents to which the Borrower is a party shall be joint and several.

        8.13. Other Provisions. Any other or additional terms and conditions set forth in Exhibit 8.13 (if any) are hereby incorporated herein.

        8.14. WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON THIS AGREEMENT OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT AND ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR

ACTIONS OF ANY PARTY, THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under Seal as of the day and year first above written.

Signed, sealed and delivered
in the presence of:

                                        TERRANO CORPORATION, a Nebraska
                                        corporation

     /s/  Trudy Perry                      By: /s/ Mitchel J. Laskey
- ----------------------------------         ------------------------------
Name:     Trudy Perry                      MITCHEL J. LASKEY, President
     -----------------------------

     /s/ Pamela Crunk
- ----------------------------------
Name:    Pamela Crunk
     -----------------------------                       (CORPORATE SEAL)

                                        D Y N A M I C  H E A L T H C A R E
                                        TECHNOLOGIES, INC., a Florida
                                        corporation


      /s/ Trudy Perry                      By: /s/ Mitchel J. Laskey
- ----------------------------------         ------------------------------
Name:     Trudy Perry                      MITCHEL J. LASKEY, President
     -----------------------------

     /s/ Pamela Crunk
- ----------------------------------
Name:    Pamela Crunk
     -----------------------------                       (CORPORATE SEAL)

                                                "BORROWER"

                                        FIRST UNION NATIONAL BANK OF
                                        FLORIDA, a national banking association

     /s/  Trudy Perry                      By: /s/ Joseph T. Potuzak
- ----------------------------------         ------------------------------
Name:     Trudy Perry                      JOSEPH T. POTUZAK JR., Vice President
     -----------------------------

     /s/ Pamela Crunk
- ----------------------------------
Name:    Pamela Crunk
     -----------------------------                       "LENDER"

STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

        The foregoing instrument was acknowledged before me this 12th day of October, 1994 by MITCHEL J. LASKEY, as President of TERRANO CORPORATION, a Nebraska corporation, on behalf of the corporation. He is personally known to me or produced _________________________ as identification and did not take an oath.

                                        ______________________________________
                                        Name of Notary
                                        NOTARY PUBLIC, STATE OF NORTH CAROLINA
                                        Commission Number:____________________
                                        My Commission Expires:________________




STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

        The foregoing instrument was acknowledged before me this 12th day of October, 1994 by MITCHEL J. LASKEY, as President of DYNAMIC HEALTHCARE TECHNOLOGIES, INC., a Florida corporation, on behalf of the corporation. He is personally known to me or produced _________________________ as identification and did not take an oath.

                                        ______________________________________
                                        Name of Notary
                                        NOTARY PUBLIC, STATE OF NORTH CAROLINA
                                        Commission Number:____________________
                                        My Commission Expires:________________



STATE OF NORTH CAROLINA
COUNTY OF MECKLENBURG

        The foregoing instrument was acknowledged before me this 12th day of October, 1994 by JOSEPH T. PORUZAK, JR., as Vice President of FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association, on behalf of the corporation. He is personally known to me or produced _______________________ as identification and did not take an oath.

                                        ______________________________________
                                        Name of Notary
                                        NOTARY PUBLIC, STATE OF FLORIDA
                                        Commission Number:____________________
                                        My Commission Expires:________________

                             SCHEDULE OF EXHIBITS

        (IF ANY EXHIBIT IS OMITTED, THE INFORMATION CALLED FOR THEREIN
               SHALL BE CONSIDERED "NONE" OR "NOT APPLICABLE")


EXHIBIT   SECTION REFERENCE                             TITLE
- -------   -----------------                             -----
1.1A      1.1  ("Collateral")                           Additional Collateral
1.1B      1.1  ("Eligible Accounts")                    Ineligible Accounts
1.1C      1.1  ("Permitted Debt")                       Permitted Debt
1.1D      1.1  ("Permitted Liens")                      Permitted Liens
2.3       2.3  ("Financial Condition")                  Contingent Liabilities
2.4       2.4  ("Litigation")                           Litigation
2.9       2.9  ("Location")                             Offices of Borrower
2.17      2.17 ("Subsidiaries")                         List of Subsidiaries
2.21      2.21 ("Additional Representations")           Additional Representations
3.3       3.3  ("Notice and Manner of Borrowing")       Form of Advance Request
5.10      5.10 ("Dividends")                            Permitted Dividends and Distributions
5.26      5.26 ("Other Covenants")                      Other Additional Covenants


                                 EXHIBIT 1.1A

                            ADDITIONAL COLLATERAL


CROSS-COLLATERALIZATION: All loans, advances and commitments issued to Borrower by Lender shall be cross-collateralized, including, but not limited to, those loans, advances and commitments issued by the Lender for which Borrower serves as Guarantor.

                                 EXHIBIT 1.1B

                        ADDITIONAL INELIGIBLE ACCOUNTS


The following shall be additional ineligible accounts:

        1. Any accounts rebilled and whose age is greater than 90 days from the original invoice date.

        2. Those amounts of invoices whose payment is retained by account debtor pending final inspection and acceptance, sometimes referred to as "retainage".

        3. Those portions of any account that were paid in cash and not already deducted from the account balance.

                                 EXHIBIT 1.1C

                                PERMITTED DEBT


The following shall be additional Permitted Debt:

        1. Debt not exceeding $200,000.00 in aggregate principal amount in any calendar year outstanding for the Borrower and all Subsidiaries incurred to purchase equipment, provided that the amount of such debt shall not at any time exceed the purchase price of the equipment purchased.

        2. Debt outstanding at any time for the Borrower and all Subsidiaries subordinated in right of payment and security to the Indebtness in accordance with subordination agreements approved in writing by the Lender.

        3. Debt payable to suppliers and other trade creditors in the ordinary course of business on ordinary and customary trade terms and which is not past due.

        4.      Debt of any one Borrower to the other Borrower.

                                 EXHIBIT 1.1D

                               PERMITTED LIENS

The following shall be additional Permitted Liens:

Liens arising in connection with the purchase and resale of IBM Inventory.

                                 EXHIBIT 2.3

                            CONTINGENT LIABILITIES


        The following are contingent liabilities of the Borrower and Subsidiaries except for liabilities which might arise out of purchase orders, letter agreements, and contracts in the reasonable ordinary course of Borrower's business.




                                     NONE

                                 EXHIBIT 2.4

                                  LITIGATION


        Describe any suit or proceeding pending or threatened:

        TERRANO CORPORATION, a Nebraska corporation, vs. SAN BERNARDINO COMMUNITY HOSPITAL and DOES 1 - 20, inclusive, Defendants, in the Superior Court of the State of California for the County of San Bernardino, under Case Number SCV 13232.

                                 EXHIBIT 2.9

                             OFFICES OF BORROWER

List any offices of Borrower or Subsidiary not listed in Section 8.4.


            NAME                           LOCATION                         TYPE OF
                                                                           FACILITY
- -----------------------------------------------------------------------------------------
Terrano Corporation                  245 South 84th Street
                                     Lincoln, Nebraska 68510
- -----------------------------------------------------------------------------------------
Terrano Corporation                  195 Wekiva Springs Road, Suite 324
                                     Longwood, Florida 32771
- -----------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------
Dynamic Healthcare Technologies,     245 South 84th Street
Inc.                                 Lincoln, Nebraska 68510
- -----------------------------------------------------------------------------------------
Dynamic Healthcare Technologies,     195 Wekiva Springs Road, Suite 324
Inc.                                 Longwood, Florida 32771


                                  EXHIBIT 2.17


                             LIST OF SUBSIDIARIES


        NAME OF SUBSIDIARY                             LOCATION
- -------------------------------------------------------------------------------
Dynamic Healthcare Technologies, Inc.      245 South 84th Street
                                           Lincoln, Nebraska 68510
- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------

                                 EXHIBIT 2.21

                          ADDITIONAL REPRESENTATIONS



Describe fully any additional representations or warranties set forth by the Borrower.

                                     NONE

                                  EXHIBIT 3.3

              TERRANO CORP./DYNAMIC HEALTHCARE TECHNOLOGIES, INC.
                           BORROWING BASE CERTIFICATE

       (To be submitted monthly and at the time of each advance request)

Certificate Number: _______________
Certificate as of date: ___________
Last Certificate as of date: ______


In consideration of your continuing to make available to the undersigned certain credit accommodations, we certify that the following figures accurately represent the entire amount of billed accounts receivable and contracts receivable (also known as unbilled accounts receivable) owing to the undersigned and that such amounts continue to be pledged to you as collateral security to all loans owing by this company to you under Agreement dated October ___, 1994, free and clear of all liens and encumbrances except in your favor.


A.      Total Billed Accounts Receivable        $______________________

B.      Less Accounts Receivable arising
        from the sale of IBM equipment          $______________________

C.      Less Accounts Receivable 91 Days
        or More Past Due                        $______________________

D.      Eligible Accounts Receivable
        (A-B-C)                                 $______________________

E.      Total Contracts Receivable (Net
        of any Accounts contained in
        A, B, or C above)                       $______________________

F.      Total Eligible Accounts/Contracts
        Receivable (D+E)                        $______________________

G.      Borrowing Base (F x 75%)                $______________________

H.      Loan Limit                              $4,000,000.00

I.      Insert Lessor of G or H. This is the
        Maximum Permitted Loan Balance          $______________________

J.      Outstanding balance at date of
        certificate                             $______________________

K.      Subtract I-J                            $______________________


Positive balance on Line K represents amount of excess availability.

Negative balance on Line K represents amount of overfunding. Our check payable to First Union National Bank for this amount is attached.

The above information is hereby certified to be true and correct as of the date indicated.


TERRANO CORP.
DYNAMIC HEALTHCARE TECHNOLOGIES, INC.

By:________________________________________

Name:______________________________________

Title:_____________________________________

                                 EXHIBIT 5.9

                             PERMITTED DIVIDENDS


Describe conditions under which dividends are permitted and specify any limits on such permitted dividends:

                                     NONE

                                 EXHIBIT 5.26

                               OTHER COVENANTS


        1. FINANCIAL COVENANTS. At all times, the Borrower shall be in compliance with the following financial covenants on a consolidated basis:

                (a) The tangible net worth of the Borrower shall not be less than $2,355,000.00 as of December 31, 1994, and shall not be less than $2,900,000.00 as of December 31, 1995;

                (b) The ratio of total liabilities of the Borrower to tangible net worth of the Borrower shall not be more than 2.0:1 as of the end of any quarter during the term of this Loan.

                For purposes of this Agreement, the term "tangible net worth" shall be the net worth of the Borrower according to generally accepted accounting principles less (i) any write-up of assets subsequent to December 31, 1993, (ii) deferred assets other than prepaid insurance and prepaid taxes, (iii) patents, copyrights, trademarks, trade names, noncompete agreements, franchises and other intangibles, (iv) capitalized software development costs, (v) goodwill or other amounts representing the excess of the purchase price of assets or stock over the value assigned thereto on the books of the Borrower, (vi) unamortized debt discount and expense, (vii) any Accounts, notes or other amounts due from Affiliates, and (viii) any other amounts categorized as intangibles under generally accepted accounting principles.


        2. KEY MAN LIFE INSURANCE. Borrower shall obtain on or before November 28, 1994 and maintain in full force and effect throughout the term of the Loan, at Borrower's expense, a life insurance policy in the amount of $2,000,000.00 on each of the lives of Mitchel J. Laskey and David M. Pomerance with death benefits assigned to the Lender. Borrower will not amend, modify, cancel or allow to be terminated either such policy, and will timely pay all premiums as they become due.

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